CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com
InvenTrust Properties Corp. Reports 2023 Fourth Quarter and Full Year Results
DOWNERS GROVE, Ill – February 13, 2024 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the fourth quarter and full year ended December 31, 2023 and provided initial guidance for 2024. For the three months ended December 31, 2023 and 2022, the Company reported Net Income of $2.9 million, or $0.04 per diluted share, compared to a Net Loss of $0.1 million, or $0.00 per diluted share, respectively. For the years ended December 31, 2023 and 2022, the Company reported Net Income of $5.3 million, or $0.08 per diluted share, compared to $52.2 million, or $0.77 per diluted share, respectively.
Fourth Quarter and Full Year 2023 Highlights:
•NAREIT FFO for the fourth quarter of $0.45 per diluted share, and $1.70 per diluted share for the full year
•Core FFO for the fourth quarter of $0.41 per diluted share, and $1.65 per diluted share for the full year
•Same Property Net Operating Income (“NOI”) growth of 6.4% for the fourth quarter and 4.9% for the full year
•Leased Occupancy as of December 31, 2023 of 96.2%, a fourth quarter sequential increase of 110 basis points and a full year increase of 10 basis points
•Executed 86 leases in the fourth quarter, totaling approximately 553,000 square feet of GLA, of which 429,000 was executed at a blended comparable lease spread of 13.9%, and 299 leases for the full year, totaling approximately 1,418,000 square feet of GLA, of which 974,000 was executed at a blended comparable lease spread of 9.8%
•New leases for anchor tenants were executed at a comparable lease spread of 35.2% for the full year
•Raised $5.4 million of net proceeds under the at-the-market equity offering program (the “ATM Program”)
•The Board of Directors approved a 5% increase to the Company’s dividends starting in April 2024
”We are pleased to report another year of outstanding performance driven by our simple and focused business plan; that is, owning high quality open-air retail centers in Sun Belt markets,” commented DJ Busch, CEO and President. “Significant tenant demand for our space has continued into the early part of 2024. Meanwhile, our low levered balance sheet allows us to remain flexible and opportunistic. To that end, subsequent to the quarter end, we strategically expanded our footprint into the Phoenix MSA through the acquisition of a premier essential retail center.”
NET INCOME (LOSS)
•Net Income for the three months ended December 31, 2023 was $2.9 million, or $0.04 per diluted share, compared to a Net Loss of $0.1 million, or $0.00 per diluted share, for the same period in 2022.
•Net Income for the year ended December 31, 2023 was $5.3 million, or $0.08 per diluted share, compared to $52.2 million, or $0.77 per diluted share, for the same period in 2022.
NAREIT FFO
•NAREIT FFO for the three months ended December 31, 2023 was $30.8 million, or $0.45 per diluted share, as compared to $23.8 million, or $0.35 per diluted share, for the same period in 2022.
•NAREIT FFO for the year ended December 31, 2023 was $115.5 million, or $1.70 per diluted share, as compared to $112.0 million, or $1.66 per diluted share, for the same period in 2022.

1 - Earnings Release - Quarter and Full Year Ended December 31, 2023

CORE FFO
•Core FFO for the three months ended December 31, 2023 was $27.8 million, or $0.41 per diluted share, compared to $23.1 million, or $0.34 per diluted share, for the same period in 2022.
•Core FFO for the year ended December 31, 2023 was $111.9 million, or $1.65 per diluted share, compared to $106.0 million, or $1.57 per diluted share, for the same period in 2022.
SAME PROPERTY NOI
•Same Property NOI for the three months ended December 31, 2023 was $38.7 million, a 6.4% increase, compared to the same period in 2022.
•Same Property NOI for the year ended December 31, 2023 was $142.1 million, a 4.9% increase, compared to the same period in 2022.
DIVIDEND
•For the quarter ending December 31, 2023, the Board of Directors declared a quarterly cash distribution of $0.2155 per share, payable on January 15, 2024.
•The Board of Directors approved an increase of 5% to the Company’s cash dividend. The new annual rate of $0.9052 will be reflected in the next quarterly dividend of $0.2263 expected to be paid in April 2024.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of December 31, 2023, the Company’s Leased Occupancy was 96.2%.
◦Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 98.2% and Small Shop Leased Occupancy was 92.5%. Anchor Leased Occupancy increased by 160 basis points and Small Shop Leased Occupancy increased by 10 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 290 basis points, which equates to approximately $7.4 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the fourth quarter and full year were 13.9% and 9.8%, respectively.
•Annualized Base Rent PSF (“ABR”) as of December 31, 2023 was $19.48, an increase of 2.1% compared to the same period in 2022. Anchor Tenant ABR PSF was $12.49 and Small Shop ABR PSF was $32.74 for the fourth quarter.
LIQUIDITY AND CAPITAL STRUCTURE
•During the three months ended December 31, 2023, the Company raised $5.4 million of net proceeds under the ATM Program, after $0.1 million in commissions, through the issuance of 208,040 shares of common stock at a weighted average price of $26.13 per share.
•On October 17, 2023, the Company extended the maturity of its $92.5 million of cross-collateralized mortgage debt maturing in 2023 by exercising one of its two 12-month extension options. The maturity date of the debt is now November 2, 2024. On December 21, 2023, the Company partially paid down the cross-collateralized mortgage debt by $20.0 million, resulting in an outstanding balance of $72.5 million as of December 31, 2023.
•InvenTrust had $446.4 million of total liquidity, as of December 31, 2023 comprised of $96.4 million of cash and cash equivalents and $350.0 million of availability under its Revolving Credit Facility.
•InvenTrust has $88.2 million of debt maturing in 2024 and $22.9 million of debt maturing in 2025.
•The Company's weighted average interest rate on its debt as of December 31, 2023 was 4.29% and the weighted average remaining term was 4.0 years.
SUBSEQUENT EVENTS
•On February 1, 2024, the Company acquired The Plant, a 57,000 square foot neighborhood center anchored by Sprouts Farmers Market in Chandler, Arizona for a gross acquisition price of $29.5 million. The Company used cash on hand and assumed $13.0 million of existing mortgage debt to fund the acquisition.

2 - Earnings Release - Quarter and Full Year Ended December 31, 2023

FULL YEAR 2024 OUTLOOK AND INITIAL GUIDANCE
The Company has provided initial 2024 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Initial 2024 Guidance(1)(2)			2023 Actual
Net Income per diluted share	$0.04	—	$0.10	$0.08
NAREIT FFO per diluted share	$1.69	—	$1.75	$1.70
Core FFO per diluted share (3)	$1.66	—	$1.70	$1.65
Same Property NOI (“SPNOI”) Growth	2.25%	—	3.25%	4.9%
General and administrative	$33,000	—	$34,250	$31,797
Interest expense, net (4)	$35,000	—	$35,750	$34,025
Net investment activity (5)	~ $75,000			$110,670
(1)The Company’s initial 2024 guidance excludes projections related to gains or losses on dispositions, gains or losses on debt transactions, or depreciation, amortization, and straight-line rent adjustments related to acquisitions.
(2)The Company’s initial 2024 guidance includes an expectation of uncollectibility, reflected as 50-100 basis points of expected total revenue.
(3)Core FFO per diluted share excludes certain remaining amortization assumptions within NAREIT FFO, debt extinguishment charges, straight-line rent adjustments, and non-routine items which, in management’s judgement, are not pertinent to measuring on-going operating performance.
(4)Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $1.0 million.
(5)Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing, the Company's initial 2024 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.

The following table provides a reconciliation of the range of the Company's 2024 estimated net income per diluted share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.04	$0.10
Depreciation and amortization related to investment properties	1.65	1.65
NAREIT FFO per diluted share	1.69	1.75
Amortization of market-lease intangibles and inducements, net	(0.02)	(0.03)
Straight-line rent adjustments, net	(0.04)	(0.05)
Amortization of debt discounts and financing costs	0.03	0.03
Core FFO per diluted share	$1.66	$1.70

This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.

CONFERENCE CALL INFORMATION
Date:                Wednesday, February 14, 2024
Time:                10:00 a.m. ET
Dial-in:                 (833) 470-1428    / Access Code: 861039
Webcast & Replay Link:     https://events.q4inc.com/attendee/254590774
Webcast Archive:        https://www.inventrustproperties.com/investor-relations/

3 - Earnings Release - Quarter and Full Year Ended December 31, 2023

Definitions
NON-GAAP FINANCIAL MEASURES
This Press Release includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding the Company’s business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP financials measures are included herein.
SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, depreciation and amortization, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments such as amortization of market lease intangibles, amortization of lease incentives, and straight-line rent adjustments ("GAAP Rent Adjustments"). NOI from other investment properties includes adjustments for the Company's captive insurance company.
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
The Company’s non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company’s unconsolidated joint venture are calculated to reflect the Company’s proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
ADJUSTED EBITDA
The Company’s non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company’s unconsolidated joint venture are calculated to reflect the Company’s proportionate share of the joint venture's Adjusted EBITDA on the same basis.
NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Net Debt divided by trailing twelve month Adjusted EBITDA.
PRO RATA FINANCIAL INFORMATION
On January 18, 2023, the Company acquired the four remaining retail properties from its unconsolidated joint venture, IAGM Retail Fund I, LLC (“IAGM” or “JV”), a joint venture partnership between the Company and PGGM Private Real Estate Fund (“PGGM”), in which it held a 55% ownership share. Throughout this Press Release, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, as of and for the three months and year ended December 31, 2022.

4 - Earnings Release - Quarter and Full Year Ended December 31, 2023

Financial Statements
Consolidated Balance Sheets
In thousands, except share amounts

	As of December 31,
	2023	2022
Assets	(unaudited)
Investment properties
Land	$694,668	$650,764
Building and other improvements	1,956,117	1,825,893
Construction in progress	5,889	5,005
Total	2,656,674	2,481,662
Less accumulated depreciation	(461,352)	(389,361)
Net investment properties	2,195,322	2,092,301
Cash, cash equivalents and restricted cash	99,763	137,762
Investment in unconsolidated entities	—	56,131
Intangible assets, net	114,485	101,167
Accounts and rents receivable	35,353	34,528
Deferred costs and other assets, net	42,408	51,145
Total assets	$2,487,331	$2,473,034

Liabilities
Debt, net	$814,568	$754,551
Accounts payable and accrued expenses	44,583	42,792
Distributions payable	14,594	13,837
Intangible liabilities, net	30,344	29,658
Other liabilities	29,198	28,287
Total liabilities	933,287	869,125
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,807,831 shares issued and outstanding as of December 31, 2023 and 67,472,553 shares issued and outstanding as of December 31, 2022	68	67
Additional paid-in capital	5,468,728	5,456,968
Distributions in excess of accumulated net income	(3,932,826)	(3,879,847)
Accumulated comprehensive income	18,074	26,721
Total stockholders' equity	1,554,044	1,603,909
Total liabilities and stockholders' equity	$2,487,331	$2,473,034

5 - Earnings Release - Quarter and Full Year Ended December 31, 2023

Financial Statements
Consolidated Statements of Operations and Comprehensive (Loss) Income
In thousands, except share and per share amounts, unaudited

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Income
Lease income, net	$64,332	$58,418	$257,146	$232,980
Other property income	390	275	1,450	1,161
Other fee income	—	578	80	2,566
Total income	64,722	59,271	258,676	236,707

Operating expenses
Depreciation and amortization	28,091	23,897	113,430	94,952
Property operating	11,776	11,983	42,832	40,239
Real estate taxes	7,448	7,330	34,809	32,925
General and administrative	8,408	10,103	31,797	33,342
Total operating expenses	55,723	53,313	222,868	201,458

Other (expense) income
Interest expense, net	(9,697)	(8,648)	(38,138)	(26,777)
Loss on extinguishment of debt	(15)	(85)	(15)	(181)
Gain on sale of investment properties	—	1,393	2,691	38,249
Equity in (losses) earnings of unconsolidated entities	(110)	(121)	(557)	3,663
Other income and expense, net	3,713	1,378	5,480	2,030
Total other (expense) income, net	(6,109)	(6,083)	(30,539)	16,984

Net income (loss)	$2,890	$(125)	$5,269	$52,233

Weighted-average common shares outstanding, basic	67,563,908	67,428,549	67,531,898	67,406,233
Weighted-average common shares outstanding, diluted	68,090,912	67,428,549	67,813,180	67,525,935

Net income (loss) per common share - basic	$0.04	$—	$0.08	$0.77
Net income (loss) per common share - diluted	$0.04	$—	$0.08	$0.77

Distributions declared per common share outstanding	$0.22	$0.21	$0.86	$0.82
Distributions paid per common share outstanding	$0.22	$0.21	$0.85	$0.82

Comprehensive (loss) income
Net income (loss)	$2,890	$(125)	$5,269	$52,233
Unrealized (loss) gain on derivatives	(7,268)	(860)	6,228	32,052
Reclassification (to) from net income (loss)	(3,786)	(1,756)	(14,875)	(1,009)
Comprehensive (loss) income	$(8,164)	$(2,741)	$(3,378)	$83,276

6 - Earnings Release - Quarter and Full Year Ended December 31, 2023

Reconciliation of Non-GAAP Measures In thousands

Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Income
Base rent	$36,739	$35,889	$135,732	$130,613
Real estate tax recoveries	6,345	6,655	25,821	26,244
CAM, insurance, and other recoveries	7,413	7,187	24,829	24,119
Ground rent income	3,683	3,690	13,535	13,319
Short-term and other lease income	1,763	1,462	4,244	4,203
Provision for uncollectible billed rent and recoveries	(662)	(286)	(1,325)	(814)
Reversal of uncollectible billed rent and recoveries	—	11	395	1,279
Other property income	339	277	1,212	1,127
Total income	55,620	54,885	204,443	200,090

Operating Expenses
Property operating expenses	10,271	11,537	33,841	35,695
Real estate taxes	6,640	6,969	28,478	28,852
Total operating expenses	16,911	18,506	62,319	64,547

Same Property NOI	$38,709	$36,379	$142,124	$135,543

Net Income (Loss) to Same Property NOI

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Net income (loss)	$2,890	$(125)	$5,269	$52,233
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(3,713)	(1,378)	(5,480)	(2,030)
Equity in losses (earnings) of unconsolidated entities	110	121	557	(3,663)
Interest expense, net	9,697	8,648	38,138	26,777
Loss on extinguishment of debt	15	85	15	181
Gain on sale of investment properties	—	(1,393)	(2,691)	(38,249)
Depreciation and amortization	28,091	23,897	113,430	94,952
General and administrative	8,408	10,103	31,797	33,342
Other fee income	—	(578)	(80)	(2,566)
Adjustments to NOI (a)	(1,500)	(1,671)	(7,528)	(9,743)
NOI	43,998	37,709	173,427	151,234
NOI from other investment properties	(5,289)	(1,330)	(31,303)	(15,691)
Same Property NOI	$38,709	$36,379	$142,124	$135,543
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

7 - Earnings Release - Quarter and Full Year Ended December 31, 2023

Reconciliation of Non-GAAP Measures In thousands

NAREIT FFO and Core FFO

The following table presents a reconciliation of Net Income (Loss) to NAREIT FFO and Core FFO Attributable to Common Shares and Dilutive Securities, and provides additional information related to its operations:

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Net income (loss)	$2,890	$(125)	$5,269	$52,233
Depreciation and amortization related to investment properties	27,864	23,698	112,578	94,142
Gain on sale of investment properties	—	(1,393)	(2,691)	(38,249)
Unconsolidated joint venture adjustments (a)	—	1,595	342	3,850
NAREIT FFO Applicable to Common Shares and Dilutive Securities	30,754	23,775	115,498	111,976
Amortization of market-lease intangibles and inducements, net	(626)	(995)	(3,343)	(5,589)
Straight-line rent adjustments, net	(857)	(690)	(3,349)	(3,815)
Amortization of debt discounts and financing costs	827	741	4,113	2,816
Adjusting items, net (b)	(2,385)	(36)	(969)	(18)
Unconsolidated joint venture adjusting items, net (c)	80	282	(92)	582
Core FFO Applicable to Common Shares and Dilutive Securities	$27,793	$23,077	$111,858	$105,952

Weighted average common shares outstanding - basic	67,563,908	67,428,549	67,531,898	67,406,233
Dilutive effect of unvested restricted shares (d)	527,004	—	281,282	119,702
Weighted average common shares outstanding - diluted	68,090,912	67,428,549	67,813,180	67,525,935

NAREIT FFO per diluted share	$0.45	$0.35	$1.70	$1.66
Core FFO per diluted share	$0.41	$0.34	$1.65	$1.57
(a)Represents the Company's share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company's joint venture, and miscellaneous and settlement income.
(c)Represents the Company's share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

8 - Earnings Release - Quarter and Full Year Ended December 31, 2023

Reconciliation of Non-GAAP Measures In thousands

EBITDA and Adjusted EBITDA

The following table presents a reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA, and provides additional information related to its operations:

	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Net income (loss)	$2,890	$(125)	$5,269	$52,233
Interest expense, net	9,697	8,648	38,138	26,777
Income tax expense	129	94	517	363
Depreciation and amortization	28,091	23,897	113,430	94,952
Unconsolidated joint venture adjustments (a)	—	2,054	417	8,075
EBITDA	40,807	34,568	157,771	182,400
Gain on sale of investment properties	—	(1,393)	(2,691)	(38,249)
Amortization of market-lease intangibles and inducements, net	(626)	(995)	(3,343)	(5,589)
Straight-line rent adjustments, net	(857)	(690)	(3,349)	(3,815)
Adjusting items, net (b)	(2,612)	(235)	(1,821)	(828)
Unconsolidated joint venture adjusting items, net (c)	80	367	(108)	(1,551)
Adjusted EBITDA	$36,792	$31,622	$146,459	$132,368
(a)Represents IVT's share of depreciation, amortization, interest expense, net, and income tax expense related to IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company's joint venture, and miscellaneous and settlement income.
(c)Represents IVT's share of loss on extinguishment of debt, amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and non-operating income and expense, net, related to IAGM.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of December 31,
	2023	2022 (a)
Net Debt:
Outstanding Debt, net	$814,568	$805,253
Less: Cash and cash equivalents	(96,385)	(164,448)
Net Debt	$718,183	$640,805

Net Debt-to-Adjusted EBITDA (trailing 12 months):
Net Debt	$718,183	$640,805
Adjusted EBITDA (trailing 12 months)	146,459	132,368
Net Debt-to-Adjusted EBITDA (a)	4.9x	4.8x
(a) Outstanding debt, net, Cash and cash equivalents, and Net Debt as of December 31, 2022 are Pro-Rata.

9 - Earnings Release - Quarter and Full Year Ended December 31, 2023

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit inventrustproperties.com.
The enclosed information should be read in conjunction with the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, the Company's Form 10-Qs filed quarterly and Form 10-Ks filed annually. Additionally, the enclosed information does not purport to disclose all items required under Generally Accepted Accounting Principles (“GAAP”). The information provided in this press release is unaudited and includes non-GAAP measures (as discussed below), and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-K for the year-ended December 31, 2023. IVT may, but assumes no obligation to, update information in this press release.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company's 2024 guidance, the amount and timing of payment of the Company's next quarterly dividend, the Company's expectation for continued tenant demand for its centers, strength of and anticipated opportunities based on IVT's low leverage levels, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” "continue," “likely,” “will,” “would,” "outlook," "guidance," and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The following factors, among others, could cause actual results, financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management's forward-looking statements and IVT's future results and financial condition, see the Risk Factors included in the Company's most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the SEC. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on inventrustproperties.com/investor-relations and on the Company’s social media channels.

10 - Earnings Release - Quarter and Full Year Ended December 31, 2023